PRICING SUPPLEMENT NO. 63                                        Rule 424(b)(3)
DATED: November 5, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                    $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:       Floating Rate Notes     Book Entry Notes
$25,000,000             [x]                     [x]

Original Issue Date:    Fixed Rate Notes        Certificated Notes
November 7, 1997        [_]                     [_]

Maturity Date:
November 5, 1998

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                                  Optional           Optional
                         Redemption               Repayment          Repayment
Redeemable On            Price(s)                 Date(s)            Price(s)
-------------            ----------               ---------          -----------

N/A                      N/A                      N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Quarterly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: 5.72344%

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
----------------------------

*        February 5, 1998, May 5, 1998 and August 5, 1998.

**       February 5, 1998, May 5, 1998, August 5, 1998 and maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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